UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2020

Inovalon Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36841	47-1830316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4321 Collington Road
Bowie,	Maryland	20716
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (301) 809-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name Of Each Exchange On Which Registered	Ticker Symbol
Class A Common Stock, $0.000005 par value per share	NASDAQ Global Select Market	INOV

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On February 11, 2020, Inovalon Holdings, Inc. (the “Company”) entered into Refinancing Amendment No. 1 (the “Repricing Amendment”) to the Credit Agreement, dated as of April 2, 2018 (the “Credit Agreement”), with Morgan Stanley Senior Funding, Inc., as administrative agent, Citibank, N.A., as the refinancing date term loan lender, and the other lenders party thereto. The Repricing Amendment reduces the applicable interest rate margins on the Credit Agreement’s term loans and revolving loans by 50 basis points in each case and by 75 basis points upon the achievement of a Senior Secured Net Leverage Ratio (as defined in the Credit Agreement) of 3.45:1.00 or lower, and is expected to reduce the Company’s annual cash interest payments going forward.

The Company did not incur additional debt in connection with the Repricing Amendment, and the maturity dates of April 2, 2025, with respect to the term loans, and April 2, 2023, with respect to the revolving loans, and all other material provisions under the Credit Agreement, including covenants, remain unchanged.

The foregoing description of the Repricing Amendment does not purport to be complete and is qualified in its entirety by reference to the copy of the Repricing Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained in this Current Report on Form 8-K constitute forward-looking statements within the meaning of, and are intended to be covered by the safe harbor provisions of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to the Company’s expected reduced annual cash interest payments as a result of the Repricing Amendment. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, which could cause the future events discussed in this Current Report on Form 8-K not to occur and could cause actual results to differ materially and adversely from those anticipated or implied in the forward-looking statements. Additional information is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission (the “SEC”) on February 20, 2019, included under the heading Item 1A, “Risk Factors,” and in subsequent filings with the SEC. The Company is under no duty to, and disclaims any obligation to, update any of these forward-looking statements after the date of this Current Report on Form 8-K or conform these statements to actual results or revised expectations, except as required by law.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 of this Current Report on Form 8-K concerning the Repricing Amendment is incorporated by reference into this Item 2.03.
Item 9.01.     Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.		Description
10.1
Refinancing Amendment No. 1, dated February 11, 2020, among Inovalon Holdings, Inc., the other Loan Parties thereto, Morgan Stanley Senior Funding, Inc., as administrative agent, and Citibank, N.A., as the refinancing date term loan lender.

101.INS	*	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document)
101.SCH	*	Inline XBRL Taxonomy Extension Schema Document
101.CAL	*	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	*	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	*	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	*	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	*	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOVALON HOLDINGS, INC.

Dated: February 12, 2020	By:	/s/ KEITH R. DUNLEAVY, M.D.
Keith R. Dunleavy, M.D.
Chief Executive Officer and Chairman